UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(D) of the Securities Exchange Act of 1934

November 18, 2005

Date of report (Date of earliest event reported)

ASCONI CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-23712	91-1395124
(State of Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification)

2200 Winter Springs Blvd, Suite 106-130, Oviedo, Florida 32765

(Address of principal executive offices, including zip code)

(407) 245 7379

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 -Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant

On November 18, 2005 the Audit Committee of the Board of Directors (the “Audit Committee”) of Asconi Corporation (the “Company”) engaged Thomas Leger & Co. LLP (“TL”) as its new independent registered public accounting firm for its fiscal year ending December 31, 2005.

During the two most recent fiscal years of the Company ended December 31, 2004, and the subsequent interim period through November 14, 2005, the Company did not consult with TL regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-B.

TL was previously engaged by the Company as its independent accounting firm to report on the consolidated balance sheets of the Company as of December 31, 2002 and 2001, and the related consolidated statements of income and other comprehensive income, shareholders’ equity and cash flows for the years then ended. TL resigned as the Company’s auditors on May 9, 2003. During the period of its previous engagement with the Company, there have been no disagreements by and between the Company and TL on any matter of accounting principles, financial statement disclosure, auditing scope or procedure, which disagreements if not resolved to its satisfaction would have caused TL to make reference thereto in its report issued on Company’s the financial statements.

Section 9 Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Asconi Corporation

Date: November 23, 2005	By:	/s/ Nicolae Shterbets
Nicolae Shterbets
President and CEO